As filed with the Securities and Exchange Commission on October 9, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Integrated Media Technology Limited

(Exact name of registrant as specified in its charter)

	Not Applicable (Translation of registrant's name into English)
Australia	3651	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7/F, Siu On Centre

188 Lockhart Road

Wanchai, Hong Kong

Tel: +852 2989 0200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C T Corporation System
111 Eighth Avenue,

New York, New York 10011, USA

Tel: +1 212 894 8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew S. Reilly Baker & McKenzie Level 46, 100 Barangaroo Avenue Sydney, NSW 2000, Australia Tel: +61 2 9225 0200 Fax: +61 2 9225 1595	Marc R. Paul Baker & McKenzie LLP 815 Connecticut Avenue, N.W. Washington, DC 20006 Tel: (202) 452-7000 Fax: (202) 416-7035

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary shares, no par value per share
Preference Shares
Warrants
Total			$75,000,000	$9,090

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(2) The registrant is hereby registering an indeterminate number of securities of each identified class as may from time to time be offered at unspecified prices or upon conversion, exchange or exercise of securities registered hereunder to the extent such securities are, by their terms, exercisable for, such securities. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $75,000,000. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(3) Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to Completion, dated October 9, 2018.

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

PROSPECTUS

Integrated Media Technology Limited

US$75,000,000

Ordinary Shares

Preference Shares

Warrants

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the ordinary shares, the preference shares and the warrants as the "Securities". This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ordinary shares are listed on The NASDAQ Capital Market, or "NASDAQ", under the symbol "IMTE".

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates ("public float") is less than US$75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of the public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately US$8.9 million as of October 8, 2018.

Investing in the Securities involves risks. See "Risk Factors" beginning on page 7 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     2018.

TABLE OF CONTENTS

Page

About this Prospectus	3
Cautionary Note Regarding Forward-Looking Statements	4
Prospectus Summary	6
Risk Factors	7
Use of Proceeds	9
Capitalization	9
Price History of Ordinary Shares	10
Description of Share Capital	11
Description of Preference Shares	17
Description of Warrants	18
Plan of Distribution	19
Expenses	22
Legal Matters	22
Experts	22
Enforceability of Civil Liabilities	22
Incorporation by Reference	23
Where you can find Additional Information	24
Disclosure of SEC's Position on Indemnification for Securities Act Liability	24

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

About this Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to US$75,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this and other information is included under the heading "Where You Can Find Additional Information."

Unless otherwise indicated or the context implies otherwise:

·	"we", "us", "our", or "IMTE" refers to Integrated Media Technology Limited and its subsidiaries, unless the context requires otherwise;
·	"ordinary shares" refers to our ordinary shares;
·	"preference shares" refers to our preference shares to be issued under this registration statement; and
·	"warrants" refers to our warrants to be issued under this registration statement.

Unless otherwise noted, all other financial and other data related to IMTE in this prospectus is presented in Australian dollars. All references to "A$" in this prospectus mean Australian dollars. All references to "$" or "US$" in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is December 31. References to a particular "fiscal year" are to our fiscal year ended December 31 of that calendar year.

Solely for convenience, trademarks and trade names referred to in this prospectus appear without the "®" or "™" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

Cautionary Note RegardIng Forward-Looking Statements

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project," or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

·	our plans to develop and successfully commercialize our products;
·	our ability to effectively compete in our industry;
·	the strength of our brand;
·	our ability to operate as a going concern;
·	the liquidity of our securities;
·	the potential of business acquisitions and the success of their integration within our business;
·	the success of our collaborations and alliances with third parties regarding the development and distributions of our products;
·	the timing of the initiation and completion of our research projects;
·	the potential impact on our business of the economic, political and social conditions of the People's Republic of China (the "PRC");
·	the potential impact on our business of the interpretation and/or application of the PRC laws;
·	expectations regarding expenses, ongoing losses, future revenue and capital needs;
·	our use of proceeds from any offering made pursuant to this prospectus;
·	the length of time over which we expect our cash and cash equivalents to be sufficient; and
·	our intellectual property position, including our ability to defend our intellectual property rights, and the duration of our patent portfolio.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under "Risk Factors", elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Prospectus Summary

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

IMTE is engaged in the investment, development, and commercialization of visual technology with a focus on glasses-free 3D (also known as autostereoscopic 3D) display technology. Through its subsidiary, Marvel Digital Limited ("Marvel Digital"), IMTE designs and sells glasses-free 3D products for the industrial market. These products include glasses-free 3D digital signage and video wall, 3D conversion equipment, and software for the film/video production industry. For the consumer market, IMTE through its subsidiary, GOXD Technology Ltd., offers glasses-free 3D digital photo frame on a cloud-base platform connecting users worldwide.

Recent developments

ASX delisting

On April 12, 2018, IMTE announced that it would apply to delist from the ASX. In our view, the administrative, financial and compliance costs associated with its ASX listing outweighed the benefits to its shareholders. We also announced that it intended to have its ordinary shares listed only on the NASDAQ.

On June 15, 2018, IMTE was delisted from the ASX.

Collaboration with Ai Holdings Corporation

In August 2018, IMTE announced that its subsidiary GOXD Technology Limited ("GOXD") had entered into a distribution agreement with Ai Holdings Corporation ("AiHD"). AiHD is a company that manufactures and sells equipment for the media industry. Under this agreement, GOXD granted AiHD the right as exclusive commercial partner in Japan until December 31, 2019. AiHD also agreed to spend at least US$1 million for marketing and customer care in Japan to advance GOXD marketing strategies. Moreover, GOXD and AiHD committed to collaborate on projects to develop artificial intelligence technology.

Corporate information

Integrated Media Technology Limited was incorporated in Australia in 2008.

Our principal office is located at 7/F, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong. Our corporate email address is corporate@imtechltd.com. Our website address is www.imtechltd.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part.

Risk Factors

Investment in the Securities involves significant risks. You should carefully consider the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

In addition to the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, as filed with the SEC, please note the following:

Failure to obtain capital when needed may negatively impact our ability to continue as a going concern.

As of June 30, 2018, our cash and cash equivalents were A$758,117 net of bank overdrafts. We may need to seek additional funds by April 30, 2019, through public or private equity or debt financings, government grants or other third-party funding, strategic alliances or a combination of these approaches, to repay A$12.4 million to our parent company, Marvel Finance Limited ("Marvel Finance").

Any additional fundraising efforts may divert our management from their day-to-day activities, which may compromise the efficient and profitable development of our business operations. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our ordinary shares to decline. If we incur indebtedness we may be required to agree to restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could compromise our ability to conduct our business.

Moreover, our liquidity and our ability to continue as a going concern is dependent upon achieving further operating efficiencies, reducing expenditures, attaining favorable gross margins, generating cash from our trade receivables and, ultimately, generating greater sales and profitable operations. There are no assurances that we will be successful in our efforts to maintain a sufficient cash balance, or report profitable operations in the future. If we are unable to be profitable or to obtain funding on a timely basis or on acceptable terms, we may be required to significantly curtail, delay or discontinue our business operations. Any such inability to continue as a going concern may result in our shareholders losing the value of their investment.

Our goodwill and intangible assets may become impaired, which could result in a significant charge to earnings.

We hold significant amounts of goodwill and intangible assets, and the balances of these assets could increase in the future if we acquire other businesses. On June 30, 2018, the balance of our goodwill and intangible assets was A$22.4 million. We review our goodwill and intangible assets for impairment when events or changes in circumstances indicate the carrying value of such goodwill and intangible assets may not be recoverable. In addition, we test goodwill and our intangible assets for impairment annually. Factors that may be considered a change in circumstances, indicating that their carrying value may not be recoverable, include, but are not limited to, a sustained decline in stock price and market capitalization, significant negative variances between actual and expected financial results, reduced future cash flow estimates, adverse changes in legal factors, failure to realize anticipated synergies from acquisitions, and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill and intangible assets is determined to exist, negatively impacting our results of operations. If our market capitalization was to fall below the book value of our total stockholders' equity for a sustained period, we may conclude that the fair value of our goodwill or intangible assets is materially impaired and that could adversely impact our financial results.

The loss of major customers may adversely impact our business

We are subject to customer concentration risk as a result of our reliance on a relatively small number of customers for a significant portion of our revenues. For the year ended December 31, 2017, sales to our major five customers constituted 68% of our total revenue compared to 86% for the year ended December 31, 2016. Even though we are not dependent on any one major customer, the loss of one or several of them and our inability to offset any potential reduction in revenue with purchases by new or existing customers could adversely impact our business.

Our major shareholder, Marvel Finance, and its sole shareholder Dr. Herbert Ying Chiu Lee, may have conflicts of interest with us in the future

As of September 30, 2018, Marvel Finance, and its sole shareholder Dr. Herbert Ying Chiu Lee, owned approximately 55.94% of the outstanding ordinary shares of IMTE. As a majority shareholder, Marvel Finance is entitled to vote its shares according to its own interests, which may differ from or conflict with the interests of our other shareholders, and has the ability to control our business operations. For example, for the year ended December 31, 2017, IMTE received A$2,070,866 sales revenue from, and entered into other transactions with, related parties. All these transactions were completed on market terms.

We cannot anticipate in what form such conflicting interests may arise, but they may include, for instance, divergent views on whether we should engage in certain corporate transactions, effectuate a change of control, or enter into mergers, takeovers, or other business combinations. For example, we are expected to repay A$12.4 million to Marvel Finance from April 30, 2019, in connection with the acquisition of Marvel Digital. In addition, Marvel Finance and Dr. Herbert Ying Chiu Lee's significant concentration of share ownership may adversely affect the market value of our ordinary shares due to investors' perception that conflicts of interest may exist or arise.

The exercise of E-Tech Electronics' put option may adversely impact our ability to operate as a going concern

Under the Put Option Deed between E-Tech Electronics and IMTE signed on January 3, 2018, subject to certain conditions, E-Tech Electronic may exercise its put option right to require IMTE to purchase shares in Marvel Digital acquired by E-Tech Electronics upon conversion of the convertible bonds issued to it by Marvel Digital. As a result, IMTE may be obligated to use its cash reserves to purchase shares in Marvel Digital from E-Tech Electronics to comply with the terms of the Put Option Deed.

If E-Tech Electronics exercises its put option right in full, IMTE will be obligated to pay approximately A$3.8 million in cash to E-Tech Electronics. If the put option is exercised, IMTE may not have sufficient cash reserves to continue as a going concern. In such an instance, IMTE may need, or could elect to seek, additional funding through public or private equity or debt financing, which it may or may not be able to obtain.  Even if IMTE is able to obtain additional funding through equity financing, for instance, our existing shareholders could then face possible dilution of their interests or, in the case of debt financing, subordination of their rights to new financiers.

Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the Securities for general corporate purposes and to advance our commercial operations. We may also use a portion of the net proceeds towards the possible acquisition of, or investment in, complementary technologies and businesses. Proceeds may also be used at our discretion for specific purposes described in any prospectus supplement. Pending these uses, we intend to invest the net proceeds primarily in bank deposits.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

Capitalization

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

Price History of ordinary shares

NASDAQ Capital Market

Our ordinary shares have been trading normally on The NASDAQ Capital Market under the symbol "IMTE" since August 2017. The following table sets forth the high and low market prices for our ordinary shares for the periods indicated as reported on The NASDAQ Capital Market. All prices are in U.S. dollars.

	$ High	$ Low
Ordinary Shares
Fiscal year ended
December 31, 2017	$ 10.00	$ 5.60
Fiscal year ended December 31, 2017
Third quarter (ended September 30, 2017)	$ 8.03	$ 6.00
Fourth quarter (ended December 31, 2017)	$ 10.00	$ 5.60
Fiscal year ending December 31, 2018
First quarter (ended March 31, 2018)	$ 6.25	$ 3.19
Second quarter (ended June 30, 2018)	$ 44.00	$ 1.85
Third quarter (ended September 30, 2018)	$ 18.04	$ 8.38
Recent months
April 2018	$ 3.22	$ 1.85
May 2018	$ 44.00	$ 2.29
June 2018	$ 20.77	$ 14.12
July 2018	$ 18.04	$ 9.74
August 2018	$ 14.00	$ 10.12
September 2018	$ 11.98	$ 8.38

Description of Share Capital

General

IMTE is a public corporation registered under the Australian Corporations Act. Our corporate affairs are principally governed by our Constitution and the Corporations Act. Our ordinary shares trade on The NASDAQ Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company's charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

On May 2, 2017, we effected a 30-for-1 consolidation of our ordinary shares. As a result, every thirty shares of our issued and outstanding ordinary shares was consolidated into one ordinary share. As of December 31, 2017, we had 2,643,611 (79,301,852 before the consolidation) ordinary shares outstanding but no outstanding options.

Since January 1, 2015, the following changes have been made to our ordinary share capital (without giving effect to the share consolidation):

1.	In February 2015, we issued 307,954 (10,266 post consolidation) shares at A$0.20 per share to acquire 100% equity interests in Conco International Co., Ltd.
2.	In September 2015, we issued 26,081,065 (869,369 post consolidation) new ordinary shares to Marvel Finance Limited at a price of A$0.20 per share to acquire 100% equity interests in Marvel Digital;
3.	In July 2018, we issued 25,275 ordinary shares at a subscription price of US$14.45 to Upper House Limited ("Upper House") in payment of Upper House consulting and investing relation services provided to our subsidiary Marvel Digital.

In addition, we issued the following ordinary shares upon exercise of options by our employees and Directors over the past three fiscal years:

·	no ordinary shares in fiscal 2017;
·	no ordinary shares in fiscal 2016; and
·	no ordinary shares in fiscal 2015.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of IMTE. Our Constitution is subject to the terms of the Corporations Act. Under the Corporations Act, a constitution may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

Interested Directors

Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, the constitution provides that a director may vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest. However, that director may execute or otherwise act in respect of that contract or arrangement on behalf of IMTE notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors at a board meeting to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest. In addition, the Corporations Act require shareholder approval of certain benefits to or transactions with our directors, subject to exceptions.

Directors' compensation

Our directors are remunerated for their services as directors as determined by the Board of Directors by resolution. The remuneration of a Managing Director or an Executive Director may be determined by the directors and may be in the form of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

Pursuant to our Constitution, any director who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid a remuneration which is in addition to, or in substitution of, the remuneration received as director.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for reasonable travel accommodation and other expenses incurred by the directors in attending general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing powers exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution, a director must retire from office no later than the end of the third year following his or her appointment or at the third annual general meeting following his or her appointment, whichever is longer. This requirement does not apply to the Managing Director. A person elected as a casual director by the board must retire at the next general meeting, but may seek election as a director at that meeting. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and restrictions

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred or other class of shares with special rights, whether in relation to dividends, voting, return of share capital or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend rights

Our board of directors may from time to time determine to pay dividends to shareholders. Unclaimed dividends may be invested by our directors as they think fit for the benefit of IMTE until claimed or otherwise disposed of in accordance with our Constitution.

Voting rights

Under our Constitution, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Right to share in our profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders, subject to the requirement under the Corporations Act for the board to be satisfied that IMTE's entire financial position will permit it to pay the proposed dividend without causing the company to be unable to pay its debt as they fall due.

Rights to share in the surplus in the event of liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No redemption provision for ordinary shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or cancellation of share rights

Given that the constitution does not set out the procedure for varying or cancelling the rights attached to shares in a class of shares, the Corporations Act provides that those rights may only be varied or cancelled by:

·	a special resolution passed by members holding shares in the class; or
·	the written consent of members with at least 75% of the votes in the class.

Directors may make calls for any amounts on unpaid shares

Our Constitution provides that our directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder (other than monies payable at fixed times under the conditions of allotment); make a call payable by installments or revoke or postpone a call.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. The Corporations Act permits a shareholder with at least 5% of votes to call a meeting of shareholders and to put forward shareholder resolutions. The Corporations Act also requires the directors to call and arrange to hold a general meeting of shareholders on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

Acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions:

·	by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

·	by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the target is less than A$1,134 million, unless the company operates in certain sensitive industries. Exemptions do not apply to investments by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person's shares or interest in shares in that Australian company.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us once it, together with its associates, acquires a 5% interest in our ordinary shares, at which point the shareholder will be considered to be a "substantial" shareholder. Further, once a shareholder owns a 5% interest in us, such shareholder must notify us of any increase or decrease of 1% or more in its holding of our ordinary shares, and must also notify us on its ceasing to be a "substantial" shareholder. As we are now a U.S. public company, our shareholders are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as IMTE, are regulated by the Corporations Act, which prohibits the acquisition of a "relevant interest" in issued voting shares in a public company if the acquisition will lead to that person's or someone else's "voting power" (being the person's relevant interests plus those of its associates) in IMTE's issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

·	is the holder of the securities;
·	has power to exercise, or control the exercise of, a right to vote attached to the securities; or
·	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

·	has entered or enters into an agreement with another person with respect to the securities;
·	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);
·	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or
·	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

·	when the acquisition results from the acceptance of an offer under a formal takeover bid;
·	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;
·	when shareholders of IMTE approve the takeover by resolution passed at general meeting;
·	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in IMTE of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in IMTE more than three percentage points higher than they had six months before the acquisition;
·	when the acquisition results from the issue of securities under a pro rata rights issue;
·	when the acquisition results from the issue of securities under dividend reinvestment schemes;
·	when the acquisition results from the issue of securities under underwriting arrangements;

·	when the acquisition results from the issue of securities through operation of law;
·	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
·	an acquisition arising from an auction of forfeited shares conducted on-market; or
·	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission, or ASIC, and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any shareholder has the right to seek a copy of the constitution and the register of members from the company. Shareholders do not have any right to inspect corporate records except as permitted by law, or authorized by the Directors. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

Description of Preference Shares

Subject to any limitations under the listing rules of NASDAQ, our board of directors may issue preference shares with any preferential rights, privileges or conditions. The rights and restrictions attaching to any preference shares issued by IMTE must be set out in our Constitution or in a special resolution of shareholders. Our Constitution does not limit the amount of preference shares that we may issue.

We do not have any preference shares outstanding as of the date of this prospectus. In the future we may issue preference shares that could be converted into ordinary shares. A prospectus supplement will contain and describe the material terms of any preference shares that we offer to the public in the United States, along with any material U.S. federal or Australian income tax considerations relating to the offer of such preference shares.

The Corporations Act places certain limitations on payment of dividends, including preferred dividends. In particular, dividends cannot be paid out of capital. A right to receive dividends on a preference share may be expressed to be cumulative where it cannot be paid due to legal limitations.

Description of Warrants

We may issue warrants to purchase ordinary shares in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

·	the designation, amount and terms of the securities purchasable on exercise of the warrants;
·	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
·	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;
·	the date on which the right to exercise the warrants will begin and the date on which that right will expire;
·	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;
·	any material U.S. federal or Australian income tax consequences;
·	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;
·	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
·	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;
·	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;
·	any information with respect to book-entry procedures;
·	any anti-dilution provisions of the warrants;
·	any redemption or call provisions of the warrants; and
·	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

Plan of Distribution

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

·	to or through underwriters;
·	to or through dealers;
·	to our shareholders under a rights entitlement offering;
·	through agents; or
·	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

·	the type of Securities to be offered;
·	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;
·	the purchase price of the offered Securities and the proceeds to us from such sale;
·	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;
·	the initial offering price;
·	any discounts or concessions allowed or re-allowed to be paid to dealers; and
·	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date.

Expenses

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	US$	9,090
Legal fees and expenses		35,000
Accounting fees and expenses		10,000
Printing expenses		5,000
Other miscellaneous fees and expenses		2,000
Total	US$	61,090

Legal Matters

The validity of the Securities and certain other legal matters will be passed upon for us by Baker & McKenzie, our Australian and U.S. counsel.

Experts

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of HKCMCPA Company Limited, independent registered public accountants, with registered address at 15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong, which is included as exhibit to this registration statement upon the authority and consent of said firm as experts in accounting and auditing.

Enforceability of Civil Liabilities

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

·	effect service of process within the United States upon our non-U.S. resident directors or on us;
·	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
·	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or
·	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

The disclosure in this section is not based on the opinion of counsel.

We have appointed C T Corporation System as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

Incorporation By Reference

The SEC allows us to "incorporate by reference" information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

·	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 (filed on April 2, 2018), as amended;
·	the description of our ordinary shares that is contained in Item 10 "Additional Information" in our registration statement on Form 20-F filed with the SEC on February 24, 2017, as amended;
·	any annual report on Form 20-F filed with the SEC after the date of this prospectus;
·	our Current Report on Form 6-K, furnished to the SEC on September 26, 2018, relating to our half yearly report for the half year ended June 30, 2018;
·	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and
·	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Integrated Media Technology Limited, Level 7, 420 King William Street, Adelaide, SA, 5000, Australia, Attention Company Secretary, telephone +61 8 7324 6018.

Where You Can Find Additional Information

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934 as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending December 31, 2017, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of IMTE, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Integrated Media Technology Limited

US$75,000,000

Ordinary Shares

Preference Shares

Warrants

PROSPECTUS

, 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II Information Not Required in the Prospectus

Item 8.	Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

·	a liability owed to the company or a related body corporate of the company;
·	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001;
·	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
·	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:
·	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
·	in defending or resisting criminal proceedings in which the officer or director is found guilty;
·	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
·	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of every person who is or has been an officer or a director of IMTE against liability incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of IMTE where the company requested that person to accept that appointment.

Indemnification Agreements. Pursuant to Deeds of Access, Insurance and Indemnity, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

EXHIBIT INDEX

Exhibits	Description

1.1	Form of Underwriting Agreement*

3.1	Constitution of Integrated Media Technology Limited (incorporated by reference to Exhibit 1.1 to IMTE's amended Registration Statement on Form 20-F filed with the SEC on May 8, 2017)

4.1	Form of Warrant and/or Warrant Agent Agreement**

4.2	Form of Certificate of Designation of Preference Shares**

5.1	Opinion of Baker & McKenzie

23.1	Consent of Baker & McKenzie (included in Exhibit 5.1)

23.2	Consent of HKCMCPA Company Limited

24.1	Power of Attorney (contained on the signature page to this registration statement)

*	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC.
**	To be filed as an amendment or as an exhibit to a report on Form 6-K furnished to the SEC and incorporated by reference herein if any warrants or preference shares offered under this registration statement.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) to this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)               That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                 Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any personthat is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)             That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)               Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)             For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)             For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 9, 2018.

Integrated Media Technology Limited

By:	/s/ Herbert Ying Chiu Lee
Name: Herbert Ying Chiu Lee
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Herbert Ying Chiu Lee as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

Chairman and Chief Executive Officer
/s/ Herbert Ying Chiu Lee
Herbert Ying Chiu Lee		October 9, 2018
(principal executive officer)

/s/ Wilton Timothy Carr Ingram	Non-Executive Director
Wilton Timothy Carr Ingram		October 9, 2018

/s/ George Yatzis	Interim Chief Financial Officer (principal financial and accounting officer)
George Yatzis		October 9, 2018

/s/ Man-Chung Chan
Man-Chung Chan	Non-Executive Director	October 9, 2018

/s/ Chang Yuen Chan
Chang Yuen Chan	Non-Executive Director	October 9, 2018

/s/ Wuhua Zhang
Wuhua Zhang	Non-Executive Director	October 9, 2018

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Integrated Media Technology Limited, has signed this registration statement in New York, New York, on October 9, 2018.

Authorized U.S. Representative

Depositary Management Corporation

By:	/s/ George Boychuk
Name: George Boychuk
Title: Managing Director